EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-148206) on Form S-8 of our report dated June 13, 2014, which appears in this annual report on Form 11-K of the Aqua America, Inc. 401(k) Plan for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania

June 13, 2014